Exhibit 10.7(1)

EXECUTION COPY

UPS DEFERRED COMPENSATION PLAN
AS AMENDED AND RESTATED
EFFECTIVE JANUARY 1, 2012

AMENDMENT NUMBER ONE

WHEREAS, United Parcel Service of America, Inc. (“UPS”) has adopted the UPS Deferred Compensation Plan, as amended and restated effective January 1, 2012 (the “Plan”); and

WHEREAS, Pursuant to Section 8.10 of the Plan, the Board of Directors of UPS (the “Board”) has the authority to amend the Plan, subject to ratification or approval by the Compensation Committee of the Board of Directors of United Parcel Service, Inc. (the “Committee”) in certain circumstances; and

WHEREAS, the Board has deemed it advisable to amend Section 5.2(e) of the Plan to permit participants to revise distribution elections to change the form of distribution and to amend Articles V and VII of the Plan to correct some scrivener's errors, subject to Committee ratification or approval of such amendments; and

WHEREAS, UPS desires to evidence such amendments by this Amendment Number One;

NOW, THEREFORE, BE IT RESOLVED, that the Plan shall be and hereby is amended as follows, subject to Committee ratification or approval:

1.Section 5.1(a), Separation from Service, hereby is amended, effective as of January 1, 2012, to read as follows:

“(a)    Separation from Service. If a distribution is made as a result of the Eligible Employee's or Director's Separation from Service, it will be made or commence on the first day of the first calendar month that is at least six (6) months following the Separation from Service.”

2.Section 5.2(e), Changes in Distribution Elections, hereby is amended, effective as of May 15, 2012, to read as follows:

“(e)    One-Time Change in Distribution Election. An Eligible Employee or Director may make a one-time revision to change the form in which such Eligible Employee's or Director's distribution will be made; provided, however, that (1) the revision shall be irrevocable when it is received by the Plan recordkeeper, (2) the revision shall not take effect until 12 months after the date the revision is received by the Plan recordkeeper and (3) in the case of a distribution on account of Separation from Service or a Change in Control, the distribution shall be deferred for at least 5 years from the date the distribution would otherwise have been paid (or commenced in the case of installments). For example, if an Eligible Employee revises his or her distribution election to change from a monthly installment distribution form to a lump sum distribution form and the election is received by the Plan recordkeeper at least 12 months before the date distribution would be made under his or her original election, then the payment of the lump sum distribution will be deferred until the earliest of (A) the 5th anniversary of the date the distribution would otherwise have commenced, (B) the 5th anniversary of a Change in Control, or (C) the Eligible Employee's death. Notwithstanding the first sentence hereof, the elections made by a former Employee who is elected as a Director with respect to amounts deferred while he or she was an Employee shall not have any effect on his or her elections as a Director and he or she shall have the right at the same time he or she makes a deferral election under Article II to elect the form in which the distribution of his or her Director Fees shall be paid without regard to the restrictions in the first sentence hereof.”

3.Article V, DISTRIBUTIONS, hereby is amended, effective as of May 15, 2012, to add a new 5.2(g) to read as follows:

“(g)    Form of Elections. Any election (or revision to an election) as to the form of a distribution shall be made in the form and manner provided by the Committee for this purpose and in accordance with such other rules and procedures as may be established from time to time by the Committee.”

4.Article VII, COMPLIANCE WITH CODE SECTION 409A, hereby is amended, effective as of January 1, 2012, to delete the last sentence of such Article.

5. Except as otherwise expressly amended herein, the terms and conditions of the Plan as in effect immediately before this Amendment Number One shall remain in full force and effect.

IN WITNESS WHEREOF, the undersigned certifies that United Parcel Service of America, Inc., based upon action by the Board dated May 1, 2012, has caused this Plan Amendment Number One to be adopted.

ATTEST:	UNITED PARCEL SERVICE OF AMERICA, INC.

/s/ Teri P. McClure	/s/ D. Scott Davis
Teri P. McClure	D. Scott Davis
Secretary	Chairman